Exhibit 10.17

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (the “Amendment”), is entered into as of August 6, 2012, by and between SQUARE 1 BANK (“Bank”) and TOBIRA THERAPEUTICS, INC. (“Borrower”)

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of November 9, 2011 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	Section 6.7(b) of the Agreement is hereby amended and restated, as follows:

(b) Week 24 Study 202 Topline Data. Borrower shall have received positive Study 202 topline data from week 24 (the “Positive Week 24 Data”) and each of Borrower and Borrower’s Board of Directors shall have confirmed to Bank in writing, no later than January 1, 2013, that Borrower has received the Positive Week 24 Data.

2)	Section 6.7(c) of the Agreement is hereby amended and restated, as follows:

(c) Week 48 Study 202 Topline Data. Borrower shall have received positive Study 202 topline data from week 48 (the “Positive Week 48 Data”) and each of Borrower and Borrower’s Board of Directors shall have confirmed to Bank in writing, no later than July 1, 2013, that Borrower has received the Positive Week 48 Data.

3)	Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

4)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

5)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by Borrower;

b)	confirmation satisfactory to Bank that Borrower has closed its Series B extension for no less than $10,000,000 in new equity;

c)	payment of a $1,000 facility fee, which may be debited from any of Borrower’s accounts;

d)	payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; provided that legal expenses incurred solely in connection with the drafting and negotiation of this Amendment shall not exceed $500; and

e)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TOBIRA THERAPEUTICS, INC.		SQUARE 1 BANK

By:	/s/ Andrew Asa Hindman	By:	/s/ Zack Robbins
Name:	Andrew Asa Hindman	Name:	Zack Robbins
Title:	President & CEO	Title:	AVP

[Signature Page to Second Amendment to Loan and Security Agreement]